UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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[ ]	Preliminary Information Statement
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Piedmont, Inc.
(Name of Registrant as Specified in its Charter)

REGISTRANT
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIEDMONT, INC.

13674 East Valley Boulevard

City of Industry, California 91746

Notice of Action by Written Consent of Shareholders to be Effective May 12, 2003

Dear Stockholder:

Piedmont, Inc. (the "Company," the "Corporation" or "PDMT") notifies our shareholders of record that stockholders holding a majority of the voting power plan to effect the following proposals by written consent in lieu of a special meeting, to be effective May 12, 2003:

1.      To determine the number of members of the Board of Directors and to elect the members of the Board of Directors for the years 2003 through 2004 and

2.      Vote on an amendment to PDMT's Articles of Incorporation to change the name of the Corporation from Piedmont, Inc. to U.S. Biodefense, Inc.

This Information Statement is first being mailed to stockholders of PDMT on or about April 23, 2003.  Only stockholders that are entitled to vote or give an authorization or consent in regard to any matter to be acted upon and from whom proxy authorization or consent is not solicited on behalf of the registrant will be entitled to receive the Information Statement.  These actions will not be effective until May 12, 2003, a date which is at least 20 days after PDMT the filing of this Definitive Information Statement.  You are urged to read the Information Statement in its entirety for a description of the action to be taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proxies are not being solicited because a stockholder holding a majority of the issued and outstanding voting common stock of the Company holds enough shares to effect the proposed actions and has indicated his intention to vote in favor of the proposals contained herein.

/s/ David Chin

David Chin, Interim Chief Executive Officer

City of Industry, California

April 22, 2003

PIEDMONT, INC.

13674 East Valley Boulevard

City of Industry, California 91746

INFORMATION STATEMENT

General Information

This information statement is being furnished to holders of the majority of the common stock of Piedmont, Inc., a Nevada corporation ("PDMT").  PDMT will bear the cost of preparing and sending out this information statement.  If you are not a beneficial shareholder of PDMT's common stock, management will provide you with a copy of this information statement upon written request.

The Board of Directors has recommended, and persons owning the majority of the voting power of PDMT, intend to adopt resolutions to effect the actions noted herein.

Dissenters' Right of Appraisal

The Utah Revised Business Corporation Act does not provide for shareholders' rights of dissenter with regard to the heretofore proposed actions.

PROPOSAL I

ELECTION OF DIRECTORS

General

The Board of Directors of Piedmont, Inc. has currently set the number of directors constituting the whole board at two.  At the upcoming Meeting, stockholders will elect one individual to serve as the sole director whose term shall expire at the 2004 Annual Meeting of Shareholders and until a successor(s) has(have) been duly elected and qualified or until his or her earlier resignation or removal.  The Board has selected one nominee.  The person nominated for election has agreed to serve, if elected, and management has no reason to believe that the nominee will be unavailable to serve.  The majority shareholder has expressed his intention to vote in favor of electing this nominee to serve on the Board of Directors.  The Company intends to add additional qualified members to its Board of Directors in the future.

Nominee

The name of the nominee, his age as of April 9, 2003, and certain other information is set forth below:

Name of Nominee	Age	Principal Occupation

David Chin	34

David Chin attended the University of Irvine from 1988 to 1993, studying general education, management and business.  Mr. Chin is the Director, Chairman, President, CEO and Founder of Camino Real Career School, which, since 1996, he has successfully built from $100,000 dollars in revenue in 1996 to $2 million in 2002.  Camino Real Career School is involved with vocation training.  In 2002, Mr. Chin founded, and currently serves as the President, of Financialnewsusa.com.

Director Compensation

Board members are reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board and of Committees of the Board.

Each employee of PDMT who is also a director of PDMT does not receive any additional compensation for his service on the Board.

Committees of the Board of Directors; Meetings

Piedmont, Inc. has no standing committees.

PROPOSAL II

AMENDMENT TO THE ARTICLES OF INCORPORATION

Introduction

The Company seeks approval to amend the Articles of Incorporation, as currently in effect (the "Articles"), in order to change the name of the Company to "U.S. Biodefense, Inc."  If the Amendment is adopted, it will become effective upon the filing of the Amendment with the State of Utah Department of Commerce.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 9, 2003, certain information regarding the beneficial ownership of our common stock by:

1.      Each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.      Each of our directors and executive officers and

3.      All of our directors and executive officers as a group.

Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% of Class

Common Stock	David Chin	9,757,229	96.7%
	13674 East Valley Boulevard
	City of Industry, California 91746

	Officers and Directors as a Group	9,757,229	96.7%

EXECUTIVE COMPENSATION

Summary Compensation Table

The Company does not have employment agreements with its executive officers.  The Company has yet to determine the appropriate terms needed for the creation of employment agreements for its officers.  There has been no discussion with any of the Company's officers regarding any potential terms of these agreements, nor have such terms been determined with any specificity.  The Company has no proposal, understanding or arrangement concerning accrued earnings to be paid in the future.  In the meanwhile, none of the Company's executive officers have been drawing salaries since they were appointed to their positions.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
	----------------------------				-----------------------------------------------------
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Vincent van den Brink	2003	0	0	0	0	0	0	0
President (Fmr)	2002	0	0	0	0	0	0	0

Rita Thomas	2003	0	0	0	0	0	0	0
Secretary (Fmr)	2002	0	0	0	0	0	0	0

David Chin	2003	0	0	0	0	0	0	0
President (Interim)	2003	0	0	0	0	0	0	0

Directors' Compensation

The Company has no formal or informal arrangements or agreements to compensate its directors for services they provide as directors of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth certain information with respect to each of our executive officers or directors.

NAME	AGE	POSITION	PERIOD SERVING	TERM

David Chin	34	Interim President	Until new directors and officers are elected	N/A

Directors, Executive Officers and Significant Employees

Set forth below are summary descriptions containing the name of the Company's interim director and officer, and the business and educational experience of each during at least the last five years:

David Chin attended the University of Irvine from 1988 to 1993, studying general education, management and business.  Since 1996 Mr. Chin has successful built a start up company involved with vocation training with $100,000 dollars in revenue in 1996 to $2 million in 2002.  Currently Mr. Chin serves as Director, Chairman, President, and CEO of Camino Real Career School and Financialnewsusa.com.

David Chin's Business Experience:

2002 - Present:  President of Financialnewsusa.com Inc., 60 Lehigh Aisle, Irvine, CA 92612

1996 - Present:  President and Founder of Camino Real Career School, 13674 E. Valley Blvd., La Puente, CA 91746.

Board Committees

The Company currently has no compensation committee or other board committee performing equivalent functions.  Currently, all members of the Company's board of directors participate in discussions concerning executive officer compensation.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Multiple shareholders sharing an address will receive only one annual report unless we receive contrary instructions from one or more of the security holders.  We shall undertake to deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.

Security holders may contact the Company at 13674 East Valley Boulevard, City of Industry, California 91746.